NOTICE OF RESTRICTED STOCK UNIT GRANT UNDER THE

XTANT MEDICAL HOLDINGS, INC. 2018 equity INCENTIVE PLAN

Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), pursuant to the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual named below (the “Participant”) the number of Restricted Stock Units (as defined in the Plan) set forth below (the “Restricted Stock Units”). The Restricted Stock Units are subject to all of the terms and conditions set forth in this Notice of Restricted Stock Unit Grant (this “Grant Notice”), in the Restricted Stock Unit Award Agreement attached hereto (the “Award Agreement”), and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meaning set forth in the Plan. This Restricted Stock Units grant has been made as of the grant date indicated below, which shall be referred to as the “Grant Date.”

Grant ID:

Participant:	[Name of Non-Employee Director]

Grant Date:	____________________________

Total Number of Restricted Stock Units:	_______ Shares subject to adjustment as provided in the Plan.

Vesting Schedule:	Except as otherwise provided in Section 3 of the Award Agreement, the Restricted Stock Units will vest and the underlying Shares will become issuable on ________________; provided, however, that the Participant remains a director of or provides services to the Company or any Subsidiary through such vesting date.

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The Participant must accept this Restricted Stock Unit grant by executing this Grant Notice in the space provided below and returning such original execution copy to the Company or otherwise indicating affirmative acceptance of the Restricted Stock Unit grant electronically pursuant to procedures established by the Company and/or its third party administrator. The undersigned Participant acknowledges that he or she has received a copy of this Grant Notice, the Award Agreement, the Plan and the Plan Prospectus. As an express condition to the grant of the Restricted Stock Units hereunder, the Participant agrees to be bound by the terms of this Grant Notice, the Award Agreement and the Plan. The Participant has read carefully and in its entirety the Award Agreement and specifically the acknowledgements in Section 7.9 thereof. This Grant Notice, the Award Agreement and the Plan set forth the entire agreement and understanding of the Company and the Participant with respect to the grant, vesting and administration of this Restricted Stock Units award and supersede all prior agreements, arrangements, plans and understandings. This Grant Notice (which includes the attached Award Agreement) may be executed in two counterparts each of which will be deemed an original and both of which together will constitute one and the same instrument.

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XTANT MEDICAL HOLDINGS, INC.		Participant

By:	Sean E. Browne
Title:	President and Chief Executive Officer

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the Notice of Restricted Stock Unit Grant (the “Grant Notice”) to which this Restricted Stock Unit Award Agreement (this “Agreement”) is attached and which Grant Notice is included in and part of this Agreement, and subject to the terms of this Agreement and the Xtant Medical Holdings, Inc. 2018 Equity Incentive Plan (as may be amended from time to time, the “Plan”), Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), and the Participant named in the Grant Notice (the “Participant”) agree as follows:

1. Incorporation of Plan; Definitions. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement or in the Grant Notice will have the same meanings as set forth in the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is not authorized by or is inconsistent with the terms of the Plan, the terms of the Plan will prevail. Pursuant to and in accordance with the terms of the Plan, the Committee will have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision will be final, binding and conclusive upon the Participant and his or her legal representatives in respect of any questions arising under the Plan or this Agreement. A copy of the Plan and the Plan Prospectus have been delivered to the Participant together with this Agreement.

2. Grant of Restricted Stock Units. The Company hereby grants to the Participant that number of Restricted Stock Units as set forth in the Grant Notice, subject to adjustment as provided in the Plan, and each of which, once vested pursuant to this Agreement, will be settled in one (1) share of Common Stock, subject to the terms, conditions and restrictions set forth herein and in the Plan. Reference in this Agreement to the Restricted Stock Units will be deemed to include the Dividend Equivalents with respect to such Restricted Stock Units as set forth in Section 4.2 of this Agreement.

3. Vesting and Conditions to Issuance of Common Stock; Forfeiture.

3.1 Service-Based Vesting Condition. Except as otherwise provided in this Section 3 or this Agreement or the Plan, the Restricted Stock Units will vest and such vested Restricted Stock Units will be converted to Common Stock immediately thereafter in the amounts and on the date(s) as indicated in the Vesting Schedule set forth in the Grant Notice (each a “Vesting Date”) and as set forth in this Agreement and in the Plan; provided, however, that the Participant remains a director of the Company or otherwise provides services to the Company or any Subsidiary through the applicable Vesting Date.

3.2 Change in Control. Except as otherwise provided in an Individual Agreement between the Company and the Participant, upon a Change in Control (as defined in an Individual Agreement between the Participant and the Company or if there is no such Individual Agreement or if it does not define Change in Control, then as defined in the Plan), the Restricted Stock Units will be subject to the provisions below.

a. In the event of such a Change in Control, the surviving or successor organization (or a parent or subsidiary thereof) (the “Successor”) may continue, assume or substitute equivalent awards (with such adjustments as may be required or permitted by Section 4.4 of the Plan). A substitute equivalent award must (i) have a value at least equal to the value of the Restricted Stock Units being substituted; (ii) be the same type of award as the Restricted Stock Units being substituted; (iii) be vested to the extent vested at the time of and as a result of the Change in Control; and (iv) have other terms and conditions (including vesting and effect of termination within one (1) year following a Change in Control) that are not less favorable to the Participant than the terms and conditions of the Restricted Stock Units being substituted, in each case, as determined by the Committee (as constituted prior to the Change in Control) in its sole discretion. If the Restricted Stock Units are continued, assumed or substituted by the Successor and within one (1) year following a Change in Control, the Participant is no longer a director of the Company or providing services to the Company or any Subsidiary for any reason other than the Participant’s voluntary resignation, the Restricted Stock Units will vest and such vested Restricted Stock Units will be converted to Common Stock immediately thereafter in the amounts as indicated in the Grant Notice and as set forth in this Agreement and in the Plan as of the termination or resignation.

b. In the event of such a Change in Control, any Restricted Stock Units that are not continued, assumed or substituted with equivalent awards by the Successor pursuant to Section 3.2(a) above, the Restricted Stock Units, effective immediately prior to such Change in Control but conditioned upon the completion of such Change in Control, will be fully vested and such vested Restricted Stock Units will be converted to Common Stock immediately thereafter.

3.3 Effect of Termination of Service. Except as otherwise provided below or in Section 13.4 or 13.5 of the Plan or in an Individual Agreement between the Company or any Subsidiary and the Participant, in the event the Participant’s service as a director or otherwise with the Company and all Subsidiaries is terminated for any reason, all outstanding but unvested Restricted Stock Units held by the Participant as of the effective date of such termination will be terminated and forfeited. Notwithstanding the foregoing, in the event the Participant’s service with the Company and all Subsidiaries is terminated by reason of the Participant’s death, a pro rata percentage of the unvested Restricted Stock Units scheduled to vest on the next applicable Vesting Date, with such proration based on the number of days during which the Participant was a director of the Company or otherwise provided services to the Company or a Subsidiary beginning on the Grant Date, or if a Vesting Date has occurred, the most recent Vesting Date, and ending on the next applicable Vesting Date, multiplied by the number of unvested Restricted Stock Units that were scheduled to vest on the next applicable Vesting Date, will become immediately vested and shares of Common Stock will become issuable under Section 4.1.

3.4 Effect of Actions Constituting Cause or Adverse Action; Forfeiture or Clawback. The Restricted Stock Units are subject to the forfeiture provisions set forth in Section 13.5 of the Plan, including those applicable if the Participant is determined by the Committee to have taken any action that would constitute Cause or an Adverse Action and any forfeiture or clawback requirement under Applicable Law or any policy adopted from time to time by the Company.

4. Settlement; Issuance of Common Stock.

4.1 Timing and Manner of Settlement. Vested Restricted Stock Units will be converted to shares of Common Stock which the Company will issue and deliver to the Participant (either by delivering one or more certificates for such shares or by entering such shares in book entry form in the name of the Participant or depositing such shares for the Participant’s benefit with any broker with which the Participant has an account relationship or the Company has engaged to provide such services under the Plan, as determined by the Company in its sole discretion) within seventy four (74) days following the Vesting Date, except to the extent that shares of Common Stock are withheld to pay tax withholding obligations pursuant to Section 6 of this Agreement or the Participant has properly elected to defer income that may be attributable to such Restricted Stock Units under a Company deferred compensation plan or arrangement. Payment of amounts under this Agreement (by issuance of shares of Common Stock or otherwise) is intended to comply with the requirements of an exception to Section 409A of the Code and this Agreement shall in all respects be administered and construed to give effect to such intent. The Committee in its sole discretion may accelerate or delay the distribution of any payment under this Agreement to the extent allowed under Section 409A of the Code.

4.2 Dividends Equivalents. The Restricted Stock Units are being granted with an equal number of Dividend Equivalents. Such Dividend Equivalents entitle the Participant to be credited with any amount equal to all cash dividends paid on one share of Common Stock for each Restricted Stock Unit while the corresponding Restricted Stock Unit is outstanding. Dividend Equivalents will be converted into additional Restricted Stock Units and will be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach. The number of additional Restricted Stock Units to be received as Dividend Equivalents will be determined by dividing the cash dividend per share by the Fair Market Value of one share of Common Stock on the dividend payment date. Dividend Equivalents as to the Restricted Stock Units will be subject to forfeiture and termination to the same extent as the corresponding Restricted Stock Units as to which the Dividend Equivalents relate.

5. Rights of Participant.

5.1 No Right to Service. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the service of the Participant at any time, nor confer upon the Participant any right to continue service as a director or otherwise with the Company or any Subsidiary.

5.2 Rights as a Stockholder. The Participant will have no rights as, or privileges of, a stockholder of the Company, with respect to shares of Common Stock covered by the Restricted Stock Units unless and until the Participant becomes the holder of record of such shares of Common Stock issued in settlement of the Restricted Stock Units (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

5.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Participant in the Restricted Stock Units prior to the vesting, issuance or settlement of the Restricted Stock Units will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. Any attempt to transfer, assign or encumber the Restricted Stock Units other than in accordance with this Agreement and the Plan will be null and void and the Restricted Stock Units for which the restrictions have not lapsed will be forfeited and immediately returned to the Company.

6. Withholding Taxes. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts the Company reasonably determines are necessary to satisfy any and all federal, foreign, state and local withholding and employment related tax requirements attributable to the Restricted Stock Units, including the grant, vesting or settlement of, or payment of Dividend Equivalents with respect to, the Restricted Stock Units, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to the Restricted Stock Units. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require the Participant to satisfy, in whole or in part, any withholding or employment related tax obligation in connection with the Restricted Stock Units by withholding shares of Common Stock issuable upon settlement of the Restricted Stock Units. When withholding shares of Common Stock for taxes is effected under this Agreement and the Plan, it will be withheld only up to an amount based on the maximum statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company.

7. Miscellaneous.

7.1 Governing Law. The validity, construction, interpretation, administration and effect of this Agreement and any rules, regulations and actions relating to this Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

7.2 Interpretation. Any dispute regarding the interpretation of this Agreement will be submitted by the Participant or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee will be final and binding on all parties.

7.3 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

7.4 Notices. All notices, requests or other communications provided for in this Agreement must be made, if to the Company, to Xtant Medical Holdings, Inc., Attn: Chief Financial Officer, 664 Cruiser Lane, Belgrade, MT 59714, and if to the Participant, to the last known mailing address of the Participant contained in the records of the Company. All notices, requests or other communications provided for in this Agreement must be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication will be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it will be deemed to be received on the next succeeding business day of the Company.

7.5 Electronic Delivery and Acceptance. The Company may, in its sole discretion, deliver any documents related to the Restricted Stock Units by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line system established and maintained by the Company or a third party vendor designated by the Company.

7.6 Other Laws. The Company will have the right to refuse to issue to the Participant or transfer any shares of Common Stock subject to the Restricted Stock Units if the Company acting in its absolute discretion determines that the issuance or transfer of such shares might violate any Applicable Law.

7.7 Investment Representation. The Participant hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Restricted Stock Units will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares will be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Participant will submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Common Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Participant of any shares of Common Stock subject to the Restricted Stock Units, the Participant will comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, will execute any documents which the Company will in its sole discretion deem necessary or advisable.

7.8 Non-Negotiable Terms. The terms of this Agreement and the Restricted Stock Units are not negotiable, but the Participant may refuse to accept the Restricted Stock Units by notifying the Company’s Chief Financial Officer in writing within thirty (30) day after the Grant Date set forth in the Grant Notice.

7.9 Acknowledgement by the Participant. In accepting the Restricted Stock Units, the Participant hereby acknowledges that:

(a) The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan.

(b) The grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past.

(c) All decisions with respect to future Restricted Stock Units award grants, if any, will be at the sole discretion of the Company.

(d) The Participant is voluntarily participating in the Plan.

(e) The future value of the shares of Common Stock subject to the Restricted Stock Units is unknown and cannot be predicted with certainty and if the Restricted Stock Units vest and the shares of Common Stock become issuable in accordance with the terms of this Agreement, the value of those shares of Common Stock may increase or decrease.

(f) In consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from termination of the Restricted Stock Units or diminution in value of the Restricted Stock Units or shares of Common Stock acquired upon vesting of the Restricted Stock Units resulting from a termination of service of the Participant with the Company (for any reason whatsoever and whether or not in breach of applicable labor laws) and the Participant hereby irrevocably releases the Company and its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Restricted Stock Units, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

(g) Neither the Company nor any Subsidiary is providing any tax, legal or financial advice, nor is the Company or any Subsidiary making any recommendations regarding the Participant’s participation in the Plan, acceptance of the Restricted Stock Units, acquisition of shares of Common Stock upon vesting of the Restricted Stock Units or any sale of such shares.

(h) The Participant has been advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

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